SUN COMMUNITIES, INC.

Press Release

SECOND QUARTER 2014

NEWS RELEASE
July 24, 2014

UPDATED : Sun Communities, Inc. Reports 2014 Second Quarter Results

Southfield, MI, July 24, 2014 - Sun Communities, Inc. (NYSE: SUI) (the “Company”), a real estate investment trust (“REIT”) that owns and operates manufactured housing and recreational vehicle communities, today reported its second quarter results.

Highlights: Three Months Ended June 30, 2014

•	FFO(1) excluding transaction costs was $0.78 per diluted share and OP unit ("Share") for the three months ended June 30, 2014.

•	Same site Net Operating Income (“NOI”)(2) increased by 8.5 percent as compared to the three months ended June 30, 2013.

•	Revenue producing sites increased by 427 sites bringing total portfolio occupancy to 91.0 percent.

•	Two recreational vehicle communities were acquired during the second quarter of 2014 for $34.4 million.

•	Five communities, 4 located in Michigan and 1 in Nevada, were sold for total proceeds of $15.8 million. One of the communities was sold subsequent to quarter end.

“It was a strong second quarter and first half of 2014 with contributions from all of our business components. Our same site NOI growth of 8.5% in the second quarter was powered by the performance of both our manufactured housing and recreational vehicle communities. Same site net operating income grew 8.2% for the quarter in our MH communities driven by a combination of higher than budgeted revenues and lower than forecasted expenses. Our same site RV communities exceeded budgeted occupancy gains by 230 annual/seasonal sites and generated 10.1% same site NOI growth for the quarter and 6.4% growth year to date,” said Gary A. Shiffman, Chairman and CEO. “The properties outside of same site also added to our strong results including NOI growth from the 11 property RV portfolio acquisition completed in early 2013 of over 20% for both the quarter and the year. Subsequent to quarter end we see continued strength as transient RV revenue from the 2014 Fourth of July weekend grew by nearly 30% from the 2013 holiday weekend for properties owned in both years,” Shiffman added.

Funds from Operations (“FFO”)(1)
FFO(1) excluding transaction costs was $34.7 million and $27.0 million, or $0.78 and $0.69 per Share for the three months ended June 30, 2014 and 2013, respectively. For the six months ended June 30, 2014 and 2013 FFO(1) excluding transaction costs was $72.9 million and $58.7 million, or $1.73 and $1.62 per Share, respectively.

Net Income Attributable to Common Stockholders

Net income attributable to common stockholders for the second quarter of 2014 was $4.9 million, or $0.12 per diluted common share, as compared to net income of $1.0 million, or $0.03 per diluted common share, for the second quarter of 2013.

Sun Communities, Inc. 2nd Quarter 2014                                 Page 2

Net income attributable to common stockholders for the six months ended June 30, 2014 was $12.8 million, or $0.33 per diluted common share, as compared to net income of $6.8 million, or $0.20 per diluted common share, for the six months ended June 30, 2013.

Community Occupancy

Total portfolio occupancy increased to 91.0 percent at June 30, 2014 from 89.2 percent at June 30, 2013. During the second quarter of 2014, revenue producing sites increased by 427 sites as compared to 494 revenue producing sites gained in the second quarter of 2013.

During the six months ended June 30, 2014, revenue producing sites increased by 987 sites as compared to an increase of 1,115 sites during the six months ended June 30, 2013.

Same Site Results

For the 169 communities owned throughout 2014 and 2013, second quarter 2014 total revenues increased 6.2 percent and total expenses increased 1.5 percent, resulting in an increase in NOI(2) of 8.5 percent over the second quarter of 2013. Same site occupancy increased to 91.3 percent at June 30, 2014 from 90.0 percent at June 30, 2013.

For the six months ended June 30, 2014, total revenues increased 6.6 percent and total expenses increased 4.3 percent, resulting in an increase in NOI(2) of 7.6 percent over the six months ended June 30, 2013.

Home Sales

During the second quarter of 2014, 521 homes were sold as compared to the 480 homes sold during the second quarter of 2013. Rental home sales, which are included in total home sales, were 220 and 214 for the second quarters of 2014 and 2013, respectively.

During the six months ended June 30, 2014, 890 homes were sold compared to the 946 homes sold during the six months ended June 30, 2013. For the 54 new homes and 836 pre-owned homes sold during the first six months of the year, the average selling price was $84,730 and $24,354, respectively. Rental home sales, which are included in total home sales, were 354 and 450 for the six months ended June 30, 2014 and 2013, respectively.

Acquisitions

As previously announced, on April 25, 2014, the Company acquired a recreational vehicle community consisting of 127 sites located in Saco, Maine for a purchase price of $4.4 million.

On June 4, 2014, the Company acquired a recreational vehicle community consisting of 501 sites located in Santa Claus, Indiana for a purchase price of $30.0 million.

Sale of Communities

Sun Communities, Inc. 2nd Quarter 2014                                 Page 3

The Company completed the sale of four manufactured housing communities during the quarter and one community subsequent to quarter end for a total of $15.8 million. Four of the communities were located in Michigan and one community was located in Nevada.

Financing

Subsequent to quarter end, the Company entered into a ten year loan agreement for $26.9 million at a rate of 4.57% which is collateralized by two recreational vehicle communities. The proceeds were used to pay down the Company’s line of credit.

Guidance

Based on the expectation of continued strong portfolio performance, the Company has increased FFO(1) guidance for the year to $3.42 - $3.48 per Share from $3.33 - $3.43 per Share. Further details are provided below.

	Q3 2014	2014
FFO (1) excluding transaction costs	$0.93 - $0.96 per Share	$3.42 - $3.48 per Share

Guidance is inclusive of acquisitions completed through June 30, 2014. No prospective acquisitions or prospective transaction costs are included in guidance.

•
Same Site Portfolio: At the midpoint of guidance the Company's same property portfolio of 169 communities is expected to generate revenue growth of approximately 6.3% and property and operating expense growth of 2.9% resulting in NOI(2) growth of approximately 7.8%.

SAME SITE PORTFOLIO (169 communities)	2013	Forecasted	Forecasted 2014
(Dollar amounts in millions)	Actuals	% Growth	Midpoint
REVENUES:
Revenue - annual and seasonal	$253.0	6.2%	$268.6
Revenue - transient	12.1	12.4%	13.6
Other property income	14.2	4.2%	14.8
Income from property *	279.3	6.3%	297.0

PROPERTY OPERATING EXPENSES:
Real estate tax	21.5	3.7%	22.3
Property operating and maintenance *	62.4	2.6%	64.0
Total operating expense	83.9	2.9%	86.3

NOI(2) from Real Property	$195.4	7.8%	$210.7

*The foregoing table nets $19.2 million of utility revenue against the related utility expense in property operating and maintenance expense.

Sun Communities, Inc. 2nd Quarter 2014                                 Page 4

•	Acquisition Portfolio: Information pertaining to the 21 properties excluded from the Company's same site portfolio is presented in the table below.

ACQUISITION PORTFOLIO (21 communities)	Forecasted 2014
(Dollar amounts in millions)	Midpoint
REVENUES:
Revenue - annual and seasonal	$15.0
Revenue - transient	18.1
Other property income	2.6
Income from property	35.7

PROPERTY OPERATING EXPENSES:
Real estate tax	1.7
Property operating and maintenance	15.3
Total operating expense	17.0

NOI(2) from Real Property	$18.7

•
Recreational Vehicle Revenue: Revenue from the Company's recreational vehicle communities contains a component of transient revenue from guest stays that are other than a full year or full season. Transient revenue is expected to be approximately $31.6 million, of which 25.3% was earned in the first quarter, 18.3% was earned in the second quarter, and 42.9% and 13.5% is expected to be earned in the third and fourth quarters, respectively.

•
Home Sales: The Company expects to sell approximately 1,930 homes. The budgeted average gross profit per home sale is $6,250. Total home sales include the sale of approximately 860 rentals homes. The profit from rental home sales is removed from the calculation of FFO(1).

•	Community Dispositions: Guidance includes the FFO(1) impact from the expected future sale of seven additional communities.

The estimates and assumptions are forward looking based on the Company's current assessment of economic and market conditions, but may be affected by the risks outlined below under the caption "Forward-Looking Statements" and may differ materially from actual results.

Sun Communities, Inc. 2nd Quarter 2014                                 Page 5

Earnings Conference Call

A conference call to discuss second quarter operating results will be held on Thursday, July 24, 2014 at 11:00 A.M. (EDT). To participate, call toll-free 888-401-4668. Callers outside the U.S. or Canada can access the call at 719-457-2727. A replay will be available following the call through August 7, 2014, and can be accessed toll-free by calling 888-203-1112 or by calling 719-457-0820. The Conference ID number for the call and the replay is 9051999. The conference call will be available live on Sun Communities website www.suncommunities.com. Replay will also be available on the website.

Sun Communities, Inc. is a REIT that currently owns and operates a portfolio of 189 communities comprising approximately 71,500 developed sites.

For more information about Sun Communities, Inc., please visit our website at www.suncommunities.com.

Contact

Please address all inquiries to our investor relations department, at our website www.suncommunities.com, by phone (248) 208-2500, by email investorrelations@suncommunities.com or by mail Sun Communities, Inc. Investor Relations, 27777 Franklin Road, Ste. 200, Southfield, MI 48034.

Sun Communities, Inc. 2nd Quarter 2014                                 Page 6

Forward-Looking Statements
This press release contains various “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and the Company intends that such forward-looking statements will be subject to the safe harbors created thereby. Forward-looking statements can be identified by words such as “will,” “may,” “could,” “expect,” “anticipate,” “believes,” “intends,” “should,” “plans,” “estimates,” “approximate”, “guidance” and similar expressions in this press release that predict or indicate future events and trends and that do not report historical matters.

These forward-looking statements reflect the Company’s current views with respect to future events and financial performance, but involve known and unknown risks, uncertainties, and other factors, some of which are beyond our control. These risks, uncertainties, and other factors may cause the actual results of the Company to be materially different from any future results expressed or implied by such forward-looking statements. Such risks and uncertainties include national, regional and local economic climates, the ability to maintain rental rates and occupancy levels, competitive market forces, the performance of the recent acquisitions, the ability to integrate future acquisitions smoothly and efficiently, the closing of the anticipated dispositions on expected time frames and terms, changes in market rates of interest, the ability of manufactured home buyers to obtain financing, the level of repossessions by manufactured home lenders and those risks and uncertainties referenced under the headings entitled “Risk Factors” contained in our 2013 Annual Report, and the Company’s other periodic filings with the Securities and Exchange Commission.

The forward-looking statements contained in this press release speak only as of the date hereof and the Company expressly disclaims any obligation to provide public updates, revisions or amendments to any forward- looking statements made herein to reflect changes in the Company’s assumptions, expectations of future events, or trends.

Sun Communities, Inc. 2nd Quarter 2014                                 Page 7

(1)
Funds from operations (“FFO”) is defined by the National Association of Real Estate Investment Trusts (“NAREIT”) as net income (loss) (computed in accordance with generally accepted accounting principles “GAAP”), excluding gains (or losses) from sales of depreciable operating property, plus real estate-related depreciation and amortization, and after adjustments for unconsolidated partnerships and joint ventures. FFO is a non-GAAP financial measure that management believes is a useful supplemental measure of the Company's operating performance. Management generally considers FFO to be a useful measure for reviewing comparative operating and financial performance because, by excluding gains and losses related to sales of previously depreciated operating real estate assets, impairment and excluding real estate asset depreciation and amortization (which can vary among owners of identical assets in similar condition based on historical cost accounting and useful life estimates), FFO provides a performance measure that, when compared year over year, reflects the impact to operations from trends in occupancy rates, rental rates and operating costs, providing perspective not readily apparent from net loss. Management believes that the use of FFO has been beneficial in improving the understanding of operating results of REITs among the investing public and making comparisons of REIT operating results more meaningful. FFO is computed in accordance with the Company's interpretation of standards established by NAREIT, which may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than the Company.

Because FFO excludes significant economic components of net income (loss) including depreciation and amortization, FFO should be used as an adjunct to net income (loss) and not as an alternative to net income (loss). The principal limitation of FFO is that it does not represent cash flow from operations as defined by GAAP and is a supplemental measure of performance that does not replace net income (loss) as a measure of performance or net cash provided by operating activities as a measure of liquidity. In addition, FFO is not intended as a measure of a REIT's ability to meet debt principal repayments and other cash requirements, nor as a measure of working capital. FFO only provides investors with an additional performance measure.

(2)
Investors in and analysts following the real estate industry utilize NOI as a supplemental performance measure. NOI is derived from revenues minus property operating expenses and real estate taxes. NOI does not represent cash generated from operating activities in accordance with GAAP and should not be considered to be an alternative to net income (loss) (determined in accordance with GAAP) as an indication of the Company's financial performance or to be an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company's liquidity; nor is it indicative of funds available for the Company's cash needs, including its ability to make cash distributions. The Company believes that net income (loss) is the most directly comparable GAAP measurement to NOI. Net income (loss) includes interest and depreciation and amortization which often have no effect on the market value of a property and therefore limit its use as a performance measure. In addition, such expenses are often incurred at a parent company level and therefore are not necessarily linked to the performance of a real estate asset. The Company believes that NOI is helpful to investors as a measure of operating performance because it is an indicator of the return on property investment, and provides a method of comparing property performance over time. The Company uses NOI as a key management tool when evaluating performance and growth of particular properties and/or groups of properties. The principal limitation of NOI is that it excludes depreciation, amortization, interest expense, and non-property specific expenses such as general and administrative expenses, all of which are significant costs, and therefore, NOI is a measure of the operating performance of the properties of the Company rather than of the Company overall.

Sun Communities, Inc. 2nd Quarter 2014                                 Page 8

Consolidated Balance Sheets
(in thousands, except per share amounts)

	(unaudited) June 30, 2014	December 31, 2013
ASSETS
Investment property, net (including $56,002 and $56,805 for consolidated variable interest entities at June 30, 2014 and December 31, 2013)	$1,899,783	$1,755,052
Cash and cash equivalents	7,620	4,753
Inventory of manufactured homes	6,226	5,810
Notes and other receivables, net	164,430	164,685
Other assets	65,921	68,936
TOTAL ASSETS	$2,143,980	$1,999,236
LIABILITIES
Debt (including $44,848 and $45,209 for consolidated variable interest entities at June 30, 2014 and December 31, 2013)	$1,407,317	$1,311,437
Lines of credit	38,461	181,383
Other liabilities	126,598	109,342
TOTAL LIABILITIES	$1,572,376	$1,602,162
Commitments and contingencies
STOCKHOLDERS’ EQUITY
Preferred stock, $0.01 par value, Authorized: 10,000 shares; Issued and outstanding: 3,400 shares at June 30, 2014 and December 31, 2013	$34	$34
Common stock, $0.01 par value. Authorized: 90,000 shares; Issued and outstanding: 41,108 at June 30, 2014 and 36,140 shares at December 31, 2013	411	361
Additional paid-in capital	1,359,315	1,141,590
Accumulated other comprehensive loss	(277)	(366)
Distributions in excess of accumulated earnings	(799,805)	(761,112)
Total Sun Communities, Inc. stockholders' equity	559,678	380,507
Noncontrolling interests:
Series A-1 preferred OP units	43,840	45,548
Series A-3 preferred OP units	3,463	3,463
Common OP units	(35,109)	(31,907)
Consolidated variable interest entities	(268)	(537)
Total noncontrolling interest	11,926	16,567
TOTAL STOCKHOLDERS’ EQUITY	571,604	397,074
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$2,143,980	$1,999,236

Sun Communities, Inc. 2nd Quarter 2014                                 Page 9

Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
REVENUES
Income from real property	$86,105	$75,746	$173,602	$154,811
Revenue from home sales	14,813	13,199	24,936	26,055
Rental home revenue	9,733	7,977	19,135	15,338
Ancillary revenues, net	1,115	(27)	1,633	444
Interest	3,526	3,182	6,880	6,145
Brokerage commissions and other income, net	95	74	382	270
Total revenues	115,387	100,151	226,568	203,063
COSTS AND EXPENSES
Property operating and maintenance	25,193	22,268	48,382	42,214
Real estate taxes	6,079	5,788	12,088	11,544
Cost of home sales	11,100	9,383	18,948	19,199
Rental home operating and maintenance	5,213	4,485	10,464	8,748
General and administrative - real property	8,393	6,369	16,206	13,159
General and administrative - home sales and rentals	3,120	2,812	5,619	5,246
Transaction costs	1,104	1,108	1,864	2,150
Depreciation and amortization	30,045	26,064	58,934	51,326
Interest	17,940	18,201	35,530	37,065
Interest on mandatorily redeemable debt	806	812	1,609	1,621
Total expenses	108,993	97,290	209,644	192,272
Income before gain on dispositions, income taxes and distributions from affiliate	6,394	2,861	16,924	10,791
Gain on disposition of properties, net	885	—	885	—
Provision for state income taxes	(69)	(37)	(138)	(96)
Distributions from affiliate	400	450	800	850
Net income	7,610	3,274	18,471	11,545
Less: Preferred return to Series A-1 preferred OP units	664	646	1,336	1,219
Less: Preferred return to Series A-3 preferred OP units	46	46	91	76
Less: Amounts attributable to noncontrolling interests	458	33	1,242	443
Net income attributable to Sun Communities, Inc.	6,442	2,549	15,802	9,807
Less: Series A preferred stock distributions	1,514	1,514	3,028	3,028
Net income attributable to Sun Communities, Inc. common stockholders	$4,928	$1,035	$12,774	$6,779
Weighted average common shares outstanding:
Basic	40,979	35,887	39,060	33,331
Diluted	40,993	35,907	39,075	33,348
Earnings per share:
Basic	$0.12	$0.03	$0.33	$0.20
Diluted	$0.12	$0.03	$0.33	$0.20

Distributions per common share:	$0.65	$0.63	$1.30	$1.26

Sun Communities, Inc. 2nd Quarter 2014                                 Page 10

Reconciliation of Net Income to FFO(1)
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net income attributable to Sun Communities, Inc. common stockholders	$4,928	$1,035	$12,774	$6,779
Adjustments:
Preferred return to Series A-1 preferred OP units	664	646	1,336	1,219
Preferred return to Series A-3 preferred OP units	46	46	91	76
Amounts attributable to noncontrolling interests	458	33	1,242	443
Depreciation and amortization	30,374	26,242	59,542	51,684
Gain on disposition of properties, net	(885)	—	(885)	—
Gain on disposition of assets	(2,014)	(2,102)	(3,028)	(3,615)
Funds from operations ("FFO") (1)	33,571	25,900	71,072	56,586
Adjustments:
Transaction costs	1,104	1,108	1,864	2,150
Funds from operations excluding certain items	$34,675	$27,008	$72,936	$58,736

Weighted average common shares outstanding:	40,331	35,479	38,413	32,954
Add:
Common OP Units	2,069	2,069	2,069	2,069
Restricted stock	648	408	647	377
Common stock issuable upon conversion of Series A-1 preferred OP units	1,082	1,111	1,095	1,111
Common stock issuable upon conversion of Series A-3 preferred OP units	75	75	75	59
Common stock issuable upon conversion of stock options	14	20	15	17
Weighted average common shares outstanding - fully diluted	44,219	39,162	42,314	36,587

FFO(1) per Share - fully diluted	$0.76	$0.66	$1.69	$1.56
FFO(1) per Share excluding certain items - fully diluted	$0.78	$0.69	$1.73	$1.62

Sun Communities, Inc. 2nd Quarter 2014                                 Page 11

Statement of Operations – Same Site
(in thousands except for Other Information)

	Three Months Ended June 30,				Six Months Ended June 30,
	2014	2013	Change	% Change	2014	2013	Change	% Change
REVENUES:
Income from real property	$72,141	$67,903	$4,238	6.2%	$149,865	$140,622	$9,243	6.6%
PROPERTY OPERATING EXPENSES:
Payroll and benefits	5,782	6,042	(260)	(4.3)%	11,525	11,749	(224)	(1.9)%
Legal, taxes, & insurance	1,058	898	160	17.8%	2,302	2,057	245	11.9%
Utilities	4,358	4,053	305	7.5%	9,341	8,423	918	10.9%
Supplies and repair	3,179	3,252	(73)	(2.2)%	5,365	4,914	451	9.2%
Other	2,021	1,809	212	11.7%	4,112	3,675	437	11.9%
Real estate taxes	5,573	5,593	(20)	(0.4)%	11,142	11,175	(33)	(0.3)%
Property operating expenses	21,971	21,647	324	1.5%	43,787	41,993	1,794	4.3%
NET OPERATING INCOME ("NOI")(2)	$50,170	$46,256	$3,914	8.5%	$106,078	$98,629	$7,449	7.6%

	As of June 30,
OTHER INFORMATION	2014	2013	Change
Number of properties	169	169	—
Developed sites	63,602	62,842	760
Occupied sites (3)	53,358	51,639	1,719
Occupancy % (3) (4)	91.3%	90.0%	1.3%
Weighted average monthly rent per site - MH	$452	$438	$14
Weighted average monthly rent per site - RV (5)	$416	$407	$9
Weighted average monthly rent per site - Total	$448	$435	$13
Sites available for development	6,118	6,699	(581)

(3)	Includes manufactured housing and annual/seasonal recreational vehicle sites, and excludes transient recreational vehicle sites, which are included in total developed sites.

(4)	Occupancy % excludes recently completed but vacant expansion sites.

(5)	Weighted average rent pertains to annual/seasonal RV sites and excludes transient RV sites.

Sun Communities, Inc. 2nd Quarter 2014                                 Page 12

Rental Program Summary
(amounts in thousands except for *)

	Three Months Ended June 30,				Six Months Ended June 30,
	2014	2013	Change	% Change	2014	2013	Change	% Change
REVENUES:
Rental home revenue	$9,733	$7,977	$1,756	22.0%	$19,135	$15,338	$3,797	24.8%
Site rent included in Income from real property	13,514	11,466	2,048	17.9%	26,616	22,231	4,385	19.7%
Rental Program revenue	23,247	19,443	3,804	19.6%	45,751	37,569	8,182	21.8%

EXPENSES:
Commissions	621	615	6	1.0%	1,222	1,254	(32)	(2.6)%
Repairs and refurbishment	2,405	1,915	490	25.6%	4,810	3,677	1,133	30.8%
Taxes and insurance	1,254	1,014	240	23.7%	2,622	2,100	522	24.9%
Marketing and other	933	941	(8)	(0.9)%	1,810	1,717	93	5.4%
Rental Program operating and maintenance	5,213	4,485	728	16.2%	10,464	8,748	1,716	19.6%

NET OPERATING INCOME ("NOI") (3)	$18,034	$14,958	$3,076	20.6%	$35,287	$28,821	$6,466	22.4%

Occupied rental home information as of June 30, 2014 and 2013:
Number of occupied rentals, end of period*					10,226	8,978	1,248	13.9%
Investment in occupied rental homes					$384,064	$323,696	$60,368	18.6%
Number of sold rental homes*					354	450	(96)	(21.3)%
Weighted average monthly rental rate*					$804	$788	$16	2.0%

Sun Communities, Inc. 2nd Quarter 2014                                 Page 13

Homes Sales Summary
(amounts in thousands except for *)

	Three Months Ended June 30,				Six Months Ended June 30,
	2014	2013	Change	% Change	2014	2013	Change	% Change
New home sales	$2,412	$1,250	$1,162	93.0%	$4,575	$2,326	$2,249	96.7%
Pre-owned home sales	12,401	11,949	452	3.8%	20,361	23,729	(3,368)	(14.2)%
Revenue from home sales	14,813	13,199	1,614	12.2%	24,936	26,055	(1,119)	(4.3)%

New home cost of sales	2,041	1,106	935	84.5%	3,875	2,021	1,854	91.7%
Pre-owned home cost of sales	9,059	8,277	782	9.4%	15,073	17,178	(2,105)	(12.3)%
Cost of home sales	11,100	9,383	1,717	18.3%	18,948	19,199	(251)	(1.3)%

NOI / Gross Profit (2)	$3,713	$3,816	$(103)	(2.7)%	$5,988	$6,856	$(868)	(12.7)%

Gross profit – new homes	$371	$144	$227	157.6%	$700	$305	$395	129.5%
Gross margin % – new homes	15.4%	11.5%	3.9%		15.3%	13.1%	2.2%
Average selling price - new homes*	$80,129	$76,832	$3,297	4.3%	$84,730	$68,417	$16,313	23.8%

Gross profit – pre-owned homes	$3,342	$3,672	$(330)	(9.0)%	$5,288	$6,551	$(1,263)	(19.3)%
Gross margin % – pre-owned homes	26.9%	30.7%	(3.8)%		26.0%	27.6%	(1.6)%
Average selling price - pre-owned homes*	$25,107	$25,975	$(868)	(3.3)%	$24,354	$26,018	$(1,664)	(6.4)%

Home sales volume:
New home sales	27	20	7	35.0%	54	34	20	58.8%
Pre-owned home sales	494	460	34	7.4%	836	912	(76)	(8.3)%
Total homes sold	521	480	41	8.5%	890	946	(56)	(5.9)%

Sun Communities, Inc. 2nd Quarter 2014                                 Page 14

Acquisition Summary - Properties Acquired in 2013 and 2014
(amounts in thousands except for statistical data)

	Three Months Ended June 30, 2014	Six Months Ended June 30, 2014
REVENUES:
Income from real property	$8,831	$12,749
Revenue from home sales	147	244
Rental home revenue	126	256
Ancillary revenues, net	1,297	1,227
Total revenues	10,401	14,476
COSTS AND EXPENSES:
Property operating and maintenance	3,940	5,431
Real estate taxes	447	801
Cost of home sales	101	177
Rental home operating and maintenance	60	103
Total expenses	4,548	6,512

NET OPERATING INCOME ("NOI") (2)	$5,853	$7,964

		As of June 30, 2014
Other information:
Number of properties		21
Developed sites		8,078
Occupied sites (3)		3,741
Occupancy % (3)		96.6%
Weighted average monthly rent per site - MH		$399
Weighted average monthly rent per site - RV (5)		$357
Weighted average monthly rent per site - Total		$351

Home sales volume :
Pre-owned homes		37

Occupied rental home information :
Number of occupied rentals, end of period		101
Investment in occupied rental homes (in thousands)		$2,147
Weighted average monthly rental rate		$794

(3)	Includes manufactured housing and annual/seasonal recreational vehicle sites, and excludes transient recreational vehicle sites, which are included in total developed sites.

(5)	Weighted average rent pertains to annual/seasonal RV sites and excludes transient RV sites.

Sun Communities, Inc. 2nd Quarter 2014                                 Page 15